UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2011

CHINA DIRECT INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, FL	33441
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 363-7335

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02             Termination of a Material Definitive Agreement.

Item 8.01             Other Events.

On March 4, 2011, China Direct Industries, Inc. (the “Company”) elected not to proceed with and discontinued its proposed offering of up to 4,516,629 shares of the Company’s common stock described in the prospectus supplement dated February 16, 2011, which the Company filed on February 16, 2011 with the Securities and Exchange Commission. No sales of the Company’s common stock were made under this offering. In addition, on March 4, 2011, the Company terminated the previously disclosed February 14, 2011 At-The-Market” Program Agreement entered into between the Company and Global Hunter Securities, LLC. This agreement was terminated without penalty to the Company as permitted under that agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIRECT INDUSTRIES, INC.

Date: March 4, 2011	By: /s/ Lazarus Rothstein
Lazarus Rothstein, Executive Vice President and General Counsel